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EXHIBIT 23.3

Consent of Independent Public Accountants

	As independent public accountants, we hereby consent to the incorporation of our report, dated October 7, 1997, included in this Form 10-K, into the Company's previously filed Registration Statements (Form S-8 No. 333-58841; Form S-8 No. 333-02391; Form S-8 No. 333-00032; Form S-8 No. 67055; Form S-8 No. 333-20229;
and Form S-8 No. 333-58843)

/s/Arthur Andersen LLP
Arthur Andersen LLP
Roseland, New Jersey
January 10, 2000